EXHIBIT 4.5



                             2001 NON-QUALIFIED AND
                           INCENTIVE STOCK OPTION PLAN

     1. Purpose of the Plan. This 2001 Non-Qualified and Incentive Stock Option Plan of KAHIKI FOODS, INC. adopted as of April 6, 2001 is intended to encourage officers, directors and key employees and advisors of the Company to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

     2. Definitions. When used herein, the following terms shall have the meaning set forth below:

                  2.1. "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

                  2.2. "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and which shall set forth the terms and conditions of an Option under the Plan.

                  2.3. "Board" means the Board of Directors of Kahiki Foods, Inc. (or its successors).

                  2.4. "Code" unless otherwise provided means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

                  2.5. "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in Section 4 which is invested by the Board with responsibility for the administration of the Plan.

                  2.6. "Company" means Kahiki Foods, Inc. (or its successor).

                  2.7. "Employee" means an officer (including an officer who is a member of the Board) or other key employee or advisor of the Company or any of its Subsidiaries.

                  2.8. "Fair Market Value" means, with respect to the Company's Shares, the fair market value determined by the Committee in its discretion, except as hereinafter set forth. In the event that Shares are then being traded on a national securities exchange, the Fair Market Value shall be deemed to be the mean between the high and low prices of the Shares on such securities exchange on the day on which the Option shall be granted, and if the Shares are then being traded on such an exchange, but there are no sales on such day, such Fair Market Value shall be deemed to be the mean between the bid and asked prices for the Shares on such date, and if the Shares are not then traded on such an exchange, but are then traded on the over-the- counter market, then such Fair Market Value shall be deemed to be the mean between the high and low bid and asked prices for the Shares on the over-the-counter market on the day on which the Option shall be granted (or the next preceding day on which sales occurred if there were no sales on the date of grant).

                  2.9. "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in
Section 422A of the Code; "incentive stock option" means any option meeting the requirements and containing the limitations set forth in Section 422A of the Code.

                  2.10. "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

                  2.11. "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.



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                  2.12. "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations of the chain.

                  2.13. "Plan" means the Company's 2001 Non-Qualified and Incentive Stock Option Plan.

                  2.14. "Shares" means the Company's no par value Common Shares or, if by reason of the adjustment provisions hereof any rights under any Option under the Plan pertain to any other security, such other security.

                  2.15. "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2.16. "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of an Employee.

                  2.17. "Term" means the period during which a particular Option may be exercised.

                  3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of Three Hundred Thousand (300,000) Shares, which Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

                  4. Administration of the Plan. The Board may, in its discretion, appoint a Committee, which shall consist of not less than three (3) persons, not less than two (2) of whom shall be members of the Board. In the event no Committee is appointed, the Board shall take all actions under the Plan and any reference in the Plan to the Committee shall be deemed to be a reference to the Board where appropriate. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each of the Options, and the provisions of any such Option; to amend or cancel Options; to accelerate the vesting of Options; to require the cancellation or surrender of any previously granted options under this Plan or any other plans of the Company as a condition to the granting of an Option; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however, caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it has been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

                  5. Employees to Whom Options May Be Granted. Options may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine.

                  In determining the Employees to whom Options shall be granted and the number of Shares to be subject to purchase under such Options, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

                  6. Stock Options.

                  6.1. Types of Options. Options granted under this Plan may be
(i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.



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                  6.2. Option Price. The option price per share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option in granted.

                  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option in granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                  (i) the Corporation; or

                  (ii) if applicable, a Subsidiary; or

                  (iii) if applicable, the Parent,

then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

                  6.3. Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant hereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder.

                  Notwithstanding anything herein to the contrary, in the event any Incentive Stock Option in granted to any Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                  (i) the Corporation; or

                  (ii) if applicable, a Subsidiary; or

                  (iii) if applicable, the Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

                  7. Limit on Fair Market Value. In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Employee's employer corporation, and, if any, its Parent and Subsidiary Corporations) exceeds the sum of One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitations set forth in this Section 7, shall be a Non-Qualified Stock Option.

                  8. Date of Grant. The date of grant of an Option granted hereunder shall be the date on which the Committee acts in granting the Option.

                  9. Exercise of Rights Under Options. An Employee entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made (i) in cash or, (ii) with the Committee's approval, in common stock of the Company valued at Fair Market Value at the time of exercise, (iii) or, with the Committee's approval and to the extent permitted by applicable state law, by a promissory note bearing interest at no less than the minimum rate necessary to avoid imputed interest under the Code, or (iv) a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the President of the Company.

                  10. Option Provisions and Conditions. Each Award Agreement shall contain such other provisions and conditions not inconsistent herewith as shall be approved by the Board or by the Committee.

                  11. Rights of Option Holder. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase under his Option, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Option.



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                  12.        Non-transferability of Options. An Option shall not
                             be transferable, other than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by him.

                  13. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

                  14. Unusual Corporate Events. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each Option granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event, but, in the event of any such termination the Option holder shall have the right, commencing at least five (5) days prior to such unusual corporate event and subject to any other limitation on the exercise of such Option in effect on the date of exercise to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been exercised.

                  15. Form of Options. An Option shall be granted hereunder only by action by the Board of the Committee in granting an Option. Whenever the Committee shall designate an Employee for the receipt of an Option, the Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Options is made a condition of the grant, the notice shall set forth the pertinent details of such conditions and the written Award Agreement executed by or on behalf of the Company shall be delivered to the Employee on the day such surrender is made, but it shall be dated, as are all Award Agreements, as of the date on which the Committee designated the Employee to receive an Option hereunder. Execution by the Employee to whom such Option is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

                  16. Taxes. The Company shall have the right to deduct from any amounts due to the Employee pursuant to the exercise of an Option any taxes required by law to be withheld. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash to the Employee. The Company shall also have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Section 421 and 422A of the Code, the Company shall have the right to deduct any taxes required by law to be withheld on account of such disqualifying disposition from any for any reason otherwise payable to the Employee in cash by the Company.

                  17. Termination of Plan. The Plan shall terminate on March 31, 2011, and an Option shall not be granted under the Plan after that date. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award Agreements pursuant to which the Options were granted and this Plan.

                  18. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholder of the Company shall:

                  (a) increase the maximum number of Shares as to which Options may be granted under the Plan;

                  (b) expand or change the class of persons eligible to receive Options;

                  (c) permit the purchase price of Shares subject to an Incentive Stock Option granted under the Plan to be less than the Fair Market Value of such Shares at the time the Incentive Stock Option is granted;

                  (d)        extend the term of the Plan; or



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                  (e) materially increase the benefits to the Employees under the Plan.

                  No amendment of the Plan or any Option granted under the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

                  19. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an Option exercise shall be postponed by the Company for such period as may be required for it to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares.

                  20. Fees and Costs. The Company shall pay all original issue taxes, if any, on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

                  21. Effectiveness of the Plan. This 2001 Non-Qualified and Incentive Stock Option Plan of Kahiki Foods, Inc. shall become effective when approved by the shareholders. The Plan was approved by the Board as of April 6, 2001.

                  22. Other Provisions. As used in the Plan, and in Award Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Award Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.